[LORAL SPACE & COMMUNICATIONS LOGO]
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     600 Third Avenue
   New York, NY 10016

FOR IMMEDIATE RELEASE                                         NEWS


                                                        Contact: Jeanette Clonan
                                                                 John McCarthy
                                                                 (212) 697-1105

                        LORAL COMPLETES SALE TO INTELSAT
                          OF NORTH AMERICAN SATELLITES

 $1.027 Billion in Proceeds Will Be Used to Pay Entire Secured Bank Debt at Par;
               Major Milestone on Path to Reorganization Achieved

NEW YORK - March 17, 2004 - Loral Space & Communications (OTCBB: LRLSQ) today announced that it has completed its previously announced transactions with Intelsat yielding $1.027 billion, consisting of $977 million for Loral's North American fleet and related assets, after adjustments, and a $50 million deposit for the construction of a new Intelsat satellite to be built by Loral's manufacturing unit, Space Systems/Loral (SS/L), of Palo Alto, Calif. The completion of the Intelsat transactions represents the achievement of a major milestone in Loral's plan for reorganization under chapter 11.

Proceeds from the transaction will be used to pay in full Loral's $967 million of outstanding secured bank debt, nearly half of the company's total of $2.0 billion in principal debt obligations.

Announced in July, the agreement with Intelsat provides for the sale of the in-orbit Telstar satellites 5, 6, 7 and 13, as well as Telstar 8, which is scheduled to be launched in the third quarter of 2004. The agreement also includes rights to the 77 degrees West longitude orbital slot, formerly occupied by Telstar 4.

Loral intends to reorganize around its remaining satellite services fleet and manufacturing business. Loral Skynet's satellite services fleet currently comprises four international satellites, with an additional satellite, Telstar 18, scheduled for launch in mid-2004. SS/L received orders in late 2003 for the construction of four new satellites - one each for Intelsat and PanAmSat Corporation and two for DIRECTV, Inc. As of December 31, 2003, Loral's external backlog for its remaining businesses totaled approximately $1.2 billion excluding approximately $240 million associated with the new manufacturing orders that were booked in the first quarter of 2004.

Loral Space & Communications is a satellite communications company. It owns and operates a fleet of telecommunications satellites used to broadcast video entertainment programming, and for broadband data transmission, Internet services and other value-added communications services. Loral also is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony,


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weather monitoring and air traffic management. For more information, visit
Loral's web site at www.loral.com.

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This document contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company's annual report on Form 10-K for the fiscal year ended December 31, 2003, entitled "Commitments and Contingencies," and the company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.


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